UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2023, the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), appointed Steven Louden as an independent member of the Board. Mr. Louden fills the vacancy on the Board due to the previously disclosed resignation of Catherine Lesjak on December 31, 2022. Mr. Louden serves as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2025. Mr. Louden has been appointed as chair of the Audit Committee and as a member of the Compensation Committee of the Board, effective immediately.

Mr. Louden is a seasoned finance and strategy executive with extensive experience across consumer-oriented industries, including technology, media and entertainment, internet, retail, and financial services. Mr. Louden currently serves as the chief financial officer of Roku, Inc. He led Roku’s successful IPO and has played a pivotal role in the company’s growth trajectory since he joined in 2015. Prior to Roku, Mr. Louden served in various finance capacities at Expedia, Inc., including most recently as its treasurer. Prior to Expedia, Mr. Louden held finance, strategy, and planning roles at Washington Mutual, Inc., McKinsey & Company, and the Walt Disney Company. Mr. Louden holds a B.A. in economics and mathematics from Claremont McKenna College and a M.B.A. from Harvard Business School. He currently serves on the board of directors of Zumiez Inc.

There are no arrangements or understandings between Mr. Louden and any other persons pursuant to which Mr. Louden was appointed a director of the Company. Mr. Louden has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Louden will receive compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors. A description of the compensatory program for non-employee directors is described in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 21, 2022.

With the appointment of Mr. Louden to the Board, the Company regained compliance with Nasdaq Listing Rule 5605(c)(2), which requires that the Company’s Audit Committee consist of at least three members, each of whom is an independent director and meets heightened independence standards for audit committee members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 14, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer